UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): April 24, 2019

BUILDERS FIRSTSOURCE, INC.

(Exact Name of Registrant as Specified in Its Charter)

0-51357	Delaware	52-2084569
(Commission File Number)	(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

2001 Bryan Street, Suite 1600

Dallas, Texas 75201

(Address of Principal Executive Offices) (Zip Code)

(214) 880-3500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement

On April 24, 2019, Builders FirstSource, Inc. (the “Company”) extended the maturity date under the existing $900.0 million revolving facility (the “Previous Revolving Facility”) with SunTrust Bank, as administrative agent and collateral agent, and the lenders and financial institutions party thereto, pursuant to an amendment to the amended and restated ABL credit agreement governing the Previous Revolving Facility (as amended, the “New ABL Credit Agreement”).

The New ABL Credit Agreement provides for revolving credit financings of up to $900.0 million, subject to availability under the borrowing base thereunder, with a maturity date of November 22, 2023. SunTrust Bank continues to serve as administrative agent and collateral agent under the New ABL Credit Agreement. The New ABL Credit Agreement did not make any other changes to the material terms of the Previous Revolving Facility.

The foregoing summary of the New ABL Credit Agreement is qualified in its entirety by reference to the actual Amendment No. 2 to Credit Amendment, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are filed as part of this Current Report:

Exhibit Number	Description

10.1	Amendment No. 2 to Credit Agreement, dated as of April 24, 2019, among the Company, SunTrust Bank, as administrative agent and collateral agent, and the lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUILDERS FIRSTSOURCE, INC.

Dated: April 30, 2019	By:	/s/ Donald F. McAleenan
	Name:	Donald F. McAleenan
	Title:	Senior Vice President, General Counsel and Secretary